UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2014

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road, Suite 500 Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2014, Care.com, Inc. (the “Company”) entered into a Lease Agreement (the “Lease Agreement”) with BP Fourth Avenue, LLC (the “Landlord”) pursuant to which the Company has agreed to lease office space to be used for a new Company headquarters. The lease is initially for 36,174 square feet of office space, comprising the entire 6th floor of the building located at 77 CityPoint, 77 4th Avenue, Waltham, Massachusetts (the “Building”). The term of the lease commences on August 1, 2014 and expires 120 months from the date base rent payments first become due, which date is the earlier of January 1, 2015 and the date the Company commences operations in the space (the “Rent Commencement Date”).

Pursuant to the terms of the Lease Agreement, the leased premises will increase by an additional 36,395 square feet, comprising the entire 4th floor of the Building (the “Fourth Floor Space”), on March 1, 2019 and by an additional 36,174 square feet, comprising the entire 5th floor of the Building (the “Fifth Floor Space”), on April 1, 2019. The base rent for the first 12 months following the Rent Commencement Date will be $38.50 per square foot per year, or $1,329,699 for the initial space. The base rent will increase by $1.00 per square foot per year of leased space each subsequent 12 month period. The total cash obligation for the base rent over the initial ten-year term of the Lease Agreement is approximately $34.5 million. In addition to the base rent, the Company will be required to pay its pro rata share of any building operating expenses and real estate taxes in excess of the amounts allocable to the leased space as of the applicable base years referenced in the Lease Agreement.

The Company has the right to extend the term of the Lease Agreement for one ten-year period. Under the Lease Agreement, the Company is required to provide a letter of credit in the amount of $2,093,000, which is subject to reduction commencing August 1, 2016 upon the occurrence of certain conditions. Under the terms of the Lease Agreement, the Landlord agrees to fund up to $2,337,975 for certain improvements to be made by the Company to the entire leased premises.

On July 28, 2014, the Company entered into a Sublease Agreement (the “Oracle Sublease Agreement”) with Oracle America, Inc. (“Oracle”) pursuant to which the Company has agreed to lease the Fourth Floor Space. Subject to certain conditions, the sublease shall commence on the earlier of January 1, 2015 and the date the Company commences operations in the space and shall expire on February 28, 2019, after which the Fourth Floor Space will be leased by the Company pursuant to the Lease Agreement as described above. The base rent for the first 12 months of the term will be $25.50 per square foot per year, or $928,073 for the first year. The base rate will increase by $1.00 per square foot per year of subleased space each subsequent 12 month period, subject to proration for any partial lease year. The total cash obligation for the base rent over the term of the Oracle Sublease Agreement is approximately $4.1 million. In addition to the base rent, the Company will be required to pay its pro rata share of any building operating expenses and real estate taxes in excess of the amounts allocable to the subleased space as of the applicable base years referenced in the Oracle Sublease Agreement. Under the Oracle Sublease Agreement, the Company is required to provide a letter of credit in the amount of $357,884.16, which is subject to reduction commencing January 1, 2017 upon the occurrence of certain conditions. Pursuant to the terms of the Oracle Sublease Agreement, except as otherwise specifically set forth in such agreement, the Company also is subject to the terms of the lease agreement between BP Fourth Avenue, LLC and Oracle as it relates to the subleased space.

On July 28, 2014, the Company entered into an Agreement of Sublease (the “PWC Sublease Agreement”) with PriceWaterhouseCoopers PRTM Management Consultants, LLC (“PWC”) pursuant to which the Company has agreed to lease the Fifth Floor Space. Subject to certain conditions, the sublease shall commence on January 1, 2015 and shall expire on March 30, 2019, after which the Fifth Floor Space will be leased by the Company pursuant to the Lease Agreement as described above. The base rent shall be $956,802 for the 2015 calendar year, $992,976 for the 2016 calendar year, $1,029,150 for the 2017 calendar year, $1,065,324 for the 2018 calendar year, and $275,375 for the period of January 1, 2019 through March 30, 2019. In addition to the base rent, the Company also will be required to pay its pro rata share of any building operating expenses and real estate taxes in excess of the amounts allocable to the leased space as of the applicable base years referenced in the PWC Lease Agreement. Under the PWC Sublease Agreement, the Company is required to provide a letter of credit in the amount of $239,200, which is subject to reduction on or about January 1, 2016 upon the occurrence of certain conditions. Pursuant to the terms of the PWC Sublease Agreement, except as otherwise specifically set forth in such agreement, the Company also is subject to the terms of the lease agreement between BP Fourth Avenue, LLC and PWC as it relates to the subleased space.
The foregoing descriptions of the Lease Agreement, the Oracle Sublease Agreement and the PWC Sublease Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.
In connection with the execution of the Lease Agreement described in Item 1.01 above, on July 28, 2014 the Company entered into a Third Amendment to Lease Agreement (the “Lease Termination Amendment”) with Stony Brook Associates LLC (the “SB Landlord”), an affiliate of BP Fourth Avenue, LLC, to terminate without penalty the Lease Agreement dated March 9, 2011 between the Company and SB Landlord (the “SB Lease Agreement”) relating to 53,950 square feet of space in the building located at 201 Jones Road, Waltham, Massachusetts on the earlier of (x) ten days after the date the Company commences operations under the Lease Agreement described in Item 1.01 above and (y) December 31, 2014. In consideration for the early termination of the SB Lease Agreement, the Company has agreed to convey to SB Landlord substantially all of the office furniture located in the leased premises.
The foregoing descriptions of the Lease Termination Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed with this Current Report on Form 8-K as 10.4 and is incorporated into this Item 1.02 by reference.

Item 9.01 Exhibits.
(d) Exhibits.
See the Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014	By:	/s/ John Leahy
John Leahy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Lease Agreement dated July 28, 2014 by and between BP Fourth Avenue, LLC and Care.com, Inc.
10.2	Sublease Agreement dated as of July 28, 2014 by and between Oracle America, Inc. and Care.com, Inc.
10.3	Agreement of Sublease dated as of July 28, 2014 between PriceWaterhouseCoopers PRTM Management Consultants, LLC and Care.com, Inc.
10.4	Third Amendment to Lease Agreement dated as of July 28, 2014 by and between Stony Brook Associates LLC and Care.com, Inc.